Exhibit 10.3

FIFTH AMENDMENT TO CASINO OPERATIONS LEASE

THIS FIFTH AMENDMENT TO AGREEMENT (the “Fifth Amendment”) is made as of the 31st day of July, 2020 by and between Hyatt Equities, L.L.C., a Delaware limited liability company (hereinafter called “Hyatt”) and Gaming Entertainment (Nevada) LLC, a Nevada limited liability company (hereinafter called “Tenant”).

WITNESSETH:

WHEREAS, Hyatt and Tenant entered into that certain Agreement, effective as of June 28, 2011 (the “Original Lease”), as amended by that certain First Amendment to Casino Operations Lease dated April 8, 2013 (the “First Amendment”), that certain Second Amendment to Casino Operations Lease dated November 25, 2015 (the “Second Amendment”), that certain Third Amendment to Casino Operations Lease dated August 29, 2016 (the “Third Amendment”), and that Fourth Amendment to Casino Operations Lease dated November, 13, 2019 (the “Fourth Amendment”; collectively, the Original Lease, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment shall be referred to herein as the “Original Amended Lease”);

WHEREAS, the parties, among other things, desire to confirm, in connection with this Fifth Amendment, certain terms and conditions with respect to the Original Amended Lease.

NOW, THEREFORE, the parties hereto amend the Agreement by this instrument as follows:

1.Recitals. The foregoing recitals shall constitute an integral part of this Fifth Amendment, and this Fifth Amendment shall be construed in consideration thereof. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Original Amended Lease.

2.Rent. Section 4.1 of the Casino Lease is temporarily amended in respect to the pandemic COVID-19 and the Nevada Governor’s Risk Mitigation Initiatives, casinos were ordered to be closed March 17 through June 3, 2020.
a.	March 2020 rent to be reduced to 75% or $125,000.00.
b.	April 2020 rent to be reduced to 50% or $83,333.33.
c.	May 2020 rent to be reduced to 50% or $83,333.33.

Except as herein expressly modified, the Agreement shall remain in full force and effect, subject to all terms and conditions contained therein.

IN WITNESS WHEREOF, this Fifth Amendment has been executed by Hyatt and Tenant as of the day and year first hereinabove set forth.

HYATT EQUITIES, L.L.C., a Delaware limited liability company	Gaming Entertainment (Nevada) LLC, a Nevada limited liability company

By: /s/ Robert Mangiarelli	By: /s/ Daniel R. Lee
Name: Robert Mangiarelli	Name: Daniel R. Lee
Title: Vice President	Title: CEO / President